Exhibit 3.01(i)

THIRD RESTATED CERTIFICATE OF INCORPORATION

OF

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

Fairchild Semiconductor International, Inc., a corporation existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), certifies that:

FIRST: The original name of the Corporation was FSC Semiconductor Corporation and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 10, 1997.

SECOND: At a meeting of the board of directors of the Corporation duly held on February 29, 2012, a resolution was duly adopted setting forth a proposed restated, integrated and further amended certificate of incorporation of the Corporation (the “Third Restated Certificate of Incorporation”), declaring the Third Restated Certificate of Incorporation to be advisable, and calling for consideration of the Third Restated Certificate of Incorporation by the stockholders of the Corporation at the next annual meeting of stockholders. The resolution setting forth the Third Restated Certificate of Incorporation is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation, as heretofore amended, be restated and integrated and also further amended to read as set forth in Exhibit A attached hereto; and that such restatement, integration and further amendment is advisable; and that such restatement, integration and further amendment be considered at the next annual meeting of the stockholders.

THIRD: That thereafter, pursuant to the resolution of the board of directors, proposed amendments reflected in the Third Restated Certificate of Incorporation as set forth in Exhibit A attached hereto were duly approved by the stockholders of the Corporation at the annual meeting of stockholders duly held on May 2, 2012.

FOURTH: This Third Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Third Restated Certificate of Incorporation to be executed by Paul D. Delva, its Senior Vice President, General Counsel and Secretary, this 2nd day of May, 2012.

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

By:	/s/ Paul D. Delva
Paul D. Delva
Senior Vice President, General Counsel and Secretary

Exhibit A

THIRD RESTATED CERTIFICATE OF INCORPORATION

OF

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

1. Name. The name of the Corporation is Fairchild Semiconductor International, Inc.

2. Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”) and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

4. [Reserved.]

5. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 340,100,000 shares, divided into two classes consisting of 100,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”); and 340,000,000 shares of Common Stock, par value $.01 per share (“Common Stock”). Shares of stock of the Corporation designated as “Class A Common Stock, par value $.01 per share” and outstanding before the time of effectiveness of this paragraph shall be deemed shares of “Common Stock” as of and following such time for all purposes, and holders thereof shall be entitled to all of the rights and privileges to which holders of Common Stock are entitled. Any security of the Corporation that was outstanding before the time of effectiveness of this paragraph and that was convertible into or exercisable for shares designated as “Class A Common Stock” shall be convertible or exercisable for shares of Common Stock to the same extent as it was exercisable or convertible for shares of such Class A Common Stock.

The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

A.	PREFERRED STOCK.

(a) Subject to Section 9 below, the board of directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the board of directors (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the board of directors), and as are not stated and expressed in this Certificate of Incorporation including, but not limited to, determination of any of the following:

i. The distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

ii. The dividend rate and the times of payment of dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

iii. The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

iv. Whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

v. Whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

vi. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

vii. Whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

viii. Whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

ix. Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

(b) Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the board of directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

(c) Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the board of directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein.

(d) Redemption. The Corporation, at the option of the board of directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

(e) Voting Rights. Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the board of directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

B.	COMMON STOCK

All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

(a) Dividends. Holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends as may be declared by the board of directors.

(b) Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

(c) Voting Rights. The holders of Common Stock shall have the general right to vote for all purposes as provided by law. Each holder of Common Stock shall be entitled to one vote for each share upon all matters.

6. Section 203 Not Applicable. The Corporation shall not be governed by the provisions of Section 203 of the DGCL.

7. Board of Directors. The board of directors of the Corporation shall be comprised of not fewer than seven and not more than thirteen members, provided that if the death, incapacity or resignation of a director results in the board of directors being comprised of fewer than seven members, actions of the board of directors which are otherwise valid and taken between the time of such death, incapacity or resignation and the next meeting of stockholders at which a director is elected to fill such vacancy shall nevertheless be valid. Directors of the Corporation shall not be divided into classes. The term of each director shall expire at each annual meeting of stockholders. Elections of directors need not be by written ballot unless and except to the extent the bylaws of the Corporation shall so provide.

8. Action By Stockholders In Lieu of a Meeting. Any action required by the DGCL to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting and shall be delivered to the Corporation by delivery to its registered office in Delaware, the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand, certified or registered mail, return receipt requested or facsimile transmission.

9. Classes of Stock; Series of Preferred Stock. The board of directors shall not have the authority to establish classes of capital stock of the Corporation. The board of directors shall have the authority to fix by resolution or resolutions any of the designations, powers, preferences, rights, qualifications, limitations, and restrictions of any series of Preferred Stock, provided, that such authority may be exercised only in connection with the approval or adoption of a Rights Plan (as defined in Section 10) in accordance with Section 10.

10. Rights Plans. Without (i) the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock or (ii) the consent of a majority of the board of directors, the Corporation shall not authorize or establish any Rights Plan. For purposes of this Certificate of Incorporation, a “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “stockholder rights plan” or “shareholder rights plan” including, without limitation, any issuance of securities or other distribution to stockholders of the Corporation, whether or not pursuant to any plan, that includes conversion rights, exchange rights, warrants, options or any other rights of any kind, any of which would entitle the holders thereof to acquire, or provides for the holders thereof to receive, any securities of the Corporation either (i) at an exercise, option, conversion or exchange price that is less than the Fair Market Value (as defined below) of the underlying securities on the date of grant or (ii) at an exercise, option, conversion or exchange price that is determined by reference to the Fair Market Value of the underlying securities at the time of exercise and which either explicitly or implicitly by its terms would entitle the holders thereof to acquire, or provide for the holder thereof to receive, the underlying securities at a price other than the Fair Market Value of such securities on the date of grant. For purposes of this paragraph, “Fair Market Value” means (i) as to any class of securities traded on a national securities exchange or quoted on the recognized over-the-counter market, or any class of securities convertible by its terms into such securities, the last closing price on such exchange or last sale price so reported, in each case as to such traded or reported class of securities on the date nearest preceding the date of determination of the Fair Market Value and (ii) as to all other securities, the fair market value determined by the board of directors of the Corporation in the exercise of its good-faith and reasonable best judgment.

11. Bylaws. In furtherance and not in limitation of the powers conferred by law, the board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein, subject to the powers of the stockholders of the Corporation to amend or repeal any bylaws adopted by the board of directors.

12. Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, to the fullest extent permitted by the DGCL, as it exists on the date hereof or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 12 or any adoption of any provision of this Certificate of Incorporation inconsistent with this Section 12 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal, modification or adoption.

13. Amendment. Except as otherwise permitted by law, no provision of this Certificate of Incorporation shall be amended or repealed without the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock.

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